MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
2012 OMNIBUS INCENTIVE PLAN
STOCK OPTION GRANT NOTICE
(Nonqualified Stock Option)
(Performance-Based)
MACOM Technology Solutions Holdings, Inc. (the "Company") hereby grants to you an Option (the "Option") to purchase shares of the Company's Common Stock under the Company's 2012 Omnibus Incentive Plan. The Option is subject to all the terms and conditions set forth in this Stock Option Grant Notice (this "Grant Notice") and in the Stock Option Agreement and the Plan, which are either attached hereto or have been made available to you via the electronic brokerage account you accessed through www.etrade.com to accept this Option electronically, and in either case are incorporated into this Grant Notice in their entirety.

Participant:

Grant Date:

Number of Shares Subject to Option:

Exercise Price (per Share):

Option Expiration Date:	(subject to earlier termination in accordance with the terms of the Plan and the Stock Option Agreement)

Type of Option:	Nonqualified Stock Option

Vesting and Exercisability Schedule:
Additional Terms/Acknowledgement: By accepting this Option electronically through www.etrade.com, you acknowledge receipt of, and understand and agree to, this Grant Notice, the Stock Option Agreement and the Plan. You further acknowledge that as of the Grant Date, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Option and supersede all prior oral and written agreements on the subject. You and the Company hereby agree that your electronic acceptance of this Option through www.etrade.com is sufficient to legally bind you to the terms set forth collectively in the Grant Notice, the Stock Option Agreement and the Plan. You further acknowledge that as of the Grant Date, this Grant Notice, the Stock Option Agreement and the Plan, without requirement of any signature on your part.

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC. By: Its:	PARTICIPANT Signature Date:
Attachments: 1. Stock Option Agreement 2. 2012 Omnibus Incentive Plan 3. Plan Summary	Address: Tax ID:

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
2012 OMNIBUS INCENTIVE PLAN
STOCK OPTION AGREEMENT

Pursuant to your Stock Option Grant Notice (the "Grant Notice") and this Stock Option Agreement (this "Agreement"), MACOM Technology Solutions Holdings, Inc. (the "Company") has granted you an Option under its 2012 Omnibus Incentive Plan (the "Plan") to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice (the "Shares") at the exercise price indicated in your Grant Notice. Capitalized terms not defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan. The Plan shall control in the event there is any express conflict between the Plan and the Grant Notice or this Agreement and with respect to such matters as are not expressly covered in this Agreement.
The details of the Option are as follows:
1.Vesting and Exercisability. Subject to the limitations contained herein, the Option will vest and become exercisable as provided in your Grant Notice, except that unless otherwise provided in the Grant Notice or this Agreement, vesting will cease upon your Termination of Service and the unvested portion of the Option will terminate.
2.    Securities Law Compliance. Notwithstanding any other provision of this Agreement, you may not exercise the Option unless the Shares issuable upon exercise are registered under the Securities Act or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of the Option must also comply with other applicable laws and regulations governing the Option, and you may not exercise the Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.
3.    Independent Tax Advice. You should obtain tax advice when exercising the Option and prior to the disposition of the Shares.
4.    Method of Exercise. Subject to the provisions of this Agreement, the vested portion of the Option may be exercised, in whole or in part, at any time during the term of the Option by giving written notice of exercise to the Company on the form furnished by the Company for that purpose or, to the extent applicable, by written notice to a brokerage firm designated or approved by the Company, specifying the number of Shares subject to the Option to be purchased, and accompanied by payment of the exercise price and any withholding taxes, or suitable arrangements for such payment satisfactory to the Company.
The exercise price for Shares to be purchased upon exercise of all or a portion of the Option shall be paid in any combination of the following: (a) in cash, (b) by wire transfer or certified or bank check or other instrument acceptable to the Company; (c) by having the

Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have a Fair Market Value on the date of exercise of the Option equal to the exercise price of the Option; (d) if permitted by the Committee, by tendering shares of Common Stock you already own; and (e) if the Common Stock is registered under the Exchange Act and to the extent permitted by law, by instructing a broker to deliver to the Company the total payment required, all in accordance with the regulations of the Federal Reserve Board; or (f) by any other method permitted by the Committee.
5.    Treatment Upon Termination of Service. The unvested portion of the Option will terminate automatically and without further notice immediately upon your Termination of Service. You may exercise the vested portion of the Option as follows:
(a)    General Rule. You must exercise the vested portion of the Option on or before the earlier of (i) three months after your Termination of Service and (ii) the Option Expiration Date;
(b)    Disability. In the event of your Termination of Service due to Disability, you must exercise the vested portion of the Option on or before the earlier of (i) one year after your Termination of Service and (ii) the Option Expiration Date.
(c)    Death. In the event of your Termination of Service due to your death, the vested portion of the Option must be exercised on or before the earlier of (i) one year after your Termination of Service and (ii) the Option Expiration Date. If you die after your Termination of Service but while the Option is still exercisable, the vested portion of the Option may be exercised until the earlier of (x) one year after the date of death and (y) the Option Expiration Date; and
(d)    Cause. The vested portion of the Option will automatically expire at the time the Company first notifies you of your Termination of Service for Cause, unless the Committee determines otherwise. If your employment or service relationship is suspended pending an investigation of whether you will be terminated for Cause, all your rights under the Option likewise will be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after your Termination of Service, any Option you then hold may be immediately terminated by the Committee.
It is your responsibility to be aware of the date the Option terminates.
6.    Change in Control. In the event of a Change in Control, the Option will become fully vested and exercisable immediately prior to the Change in Control and shall terminate at the effective time of the Change in Control.
7.    Limited Transferability. During your lifetime only you can exercise the Option. The Option is not transferable except by will or by the applicable laws of descent and distribution. The Plan provides for exercise of the Option by a beneficiary designated on a Company-approved form or the personal representative of your estate. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Internal Revenue Code of 1986, the

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Committee, in its sole discretion, may permit you to assign or transfer the Option, subject to such terms and conditions as specified by the Committee.
8.    Withholding Taxes. As a condition to the exercise of any portion of an Option, you must make such arrangements as the Company may require for the satisfaction of any federal, state, local or foreign tax withholding obligations that may arise in connection with such exercise.
9.    Clawback. By accepting the Option, you acknowledge and agree that the Option and all other Awards, any shares issued in respect thereof, and any proceeds and other amounts received in respect of the Option, other Awards or such shares are subject to forfeiture and repayment (i) under the Company’s Compensation Recoupment Policy, as from time to time amended and in effect; (ii) under any other policy of, or agreement with, the Company or any Related Company that is applicable to you and that provides for the cancellation, forfeiture, disgorgement, repayment or clawback of incentive compensation; and (iii) to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act. A copy of the Company’s Compensation Recoupment Policy as in effect on the date of this Agreement has been provided to you, which you acknowledge and agree is subject to amendment and/or amendment and restatement from time to time.
10.    Option Not an Employment or Service Contract. Nothing in the Plan or this Agreement will be deemed to constitute an employment contract or confer or be deemed to confer any right for you to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate your employment or other relationship at any time, with or without Cause.
11.    No Right to Damages. You will have no right to bring a claim or to receive damages if you are required to exercise the vested portion of the Option within three months (one year in the case of Disability or death) of your Termination of Service or if any portion of the Option is cancelled or expires unexercised. The loss of existing or potential profit in the Option will not constitute an element of damages in the event of your Termination of Service for any reason even if the termination is in violation of an obligation of the Company or a Related Company to you.
12.    Binding Effect. This Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.
13.    Section 409A. Notwithstanding any provision in the Plan or this Agreement to the contrary, the Committee may, at any time and without your consent, modify the terms of the Option as it determines appropriate to avoid the imposition of interest or penalties under Section 409A; provided, however, that the Company makes no representations that the Option shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to the Option.

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